UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 28, 2005

AIMCO Properties, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	0-24497	84-1275621

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4582 SOUTH ULSTER STREET PARKWAY SUITE 1100, DENVER, CO	80237

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 757-8101

NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On February 28, 2005, AIMCO-GP, Inc., as the general partner of AIMCO Properties, L.P. (“AIMCO Properties”), entered into the Forty-Sixth amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, as amended. The Forty-Sixth amendment designates the Class Thirteen Partnership Preferred Units (the “Class 13 Units”). Each Class 13 Unit entitles the holder thereof to receive distributions at the rate of $1.3125 per year, and has a $25 liquidation preference. A copy of the Forty-Sixth amendment is filed herewith as Exhibit 4.1 and incorporated herein by reference.

On February 28, 2005, AIMCO Properties issued 3,416,478 Class 13 Units to Apartment Investment and Management Company (“Aimco”) in exchange for its contribution to AIMCO Properties of the Palazzo East at Park La Brea. The Class 13 Units were issued in a private placement transaction, exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of such act.

Aimco acquired the Palazzo East at Park La Brea, located in Los Angeles, California, on February 28, 2005 for approximately $199 million. The Palazzo East at Park La Brea is a mid-rise apartment community with 610 units and is the third of three phases completed as part of the Park La Brea development. In connection with Aimco’s 2002 acquisition of Casden Properties, Inc., Aimco agreed to purchase all three phases of the Park La Brea development upon completion and attainment of 60% occupancy. For the Palazzo East at Park La Brea, Aimco paid approximately $86.8 million in cash (including expenses), which was funded primarily from the proceeds of a loan from AIMCO Properties in the amount of $85.4 million, and Aimco was required to repay an existing construction loan financing of approximately $113.0 million, which was funded from the proceeds of new mortgage indebtedness in the amount of $112.5.

If Aimco uses all or any portion of the net proceeds from any sale of its equity securities to pay or prepay all or any portion of the $85.4 million loan from AIMCO Properties, a number of Class 13 Units equal to the amount of such net proceeds used to pay or prepay the loan, divided by the $25 liquidation preference, will be automatically converted into a number of equity securities of AIMCO Properties of a class or type that are substantially the economic equivalent of the equity securities sold by Aimco.

ITEM 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed with this report:

Exhibit
Number	Description
4.1	Forty-Sixth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMCO PROPERTIES, L.P. By: AIMCO-GP, Inc., its general partner
Date: March 4, 2005	By:	/s/ Paul J. McAuliffe
Paul J. McAuliffe
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Forty-Sixth Amendment to the Third Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P.